Exhibit 21

SIGMA-ALDRICH CORPORATION

SUBSIDIARIES

Sigma-Aldrich Corporation (Delaware), the Registrant:

1)	Sigma-Aldrich Co. (Illinois)

(A)	Sigma-Aldrich Israel, Ltd. (Israel)

(B)	Aldrich Chemical Company, Inc. (Delaware)

(1)	Aldrich-APL, LLC

(C)	Sigma-Aldrich B.V. (Netherlands)

(1)	Sigma-Aldrich Chemie Holding GmbH (Germany)

(a)	Sigma-Aldrich Chemie GmbH (Germany)

(b)	Sigma-Aldrich Produktions GmbH (Germany)

(c)	Sigma-Aldrich Biochemie Verwaltungs GmbH (Germany)

i.	Sigma-Aldrich Biochemie GmbH (Germany)

a.	Sigma-Aldrich Laborchemikalien GmbH (Germany)

(D)	Sigma-Aldrich Verwaltungs GmbH (Germany)

(E)	Sigma-Aldrich Grundsteucks GmbH & Co. KG (Germany)[1]

(F)	Sigma-Aldrich Holding S.a.r.l. (France)[2]

(1)	Aldrich Chemical Foreign Holding LLC[3]

(a)	Sigma-Aldrich Chimie SNC (France)

i.	Sigma-Aldrich Chimie S.a.rl. (France)

(2)	Sigma Chemical Foreign Holding LLC[3]

(G)	Supelco, Inc. (Delaware)

(H)	Sigma-Aldrich Biotechnology Holding Co., Inc. (Missouri)

(I)	Sigma-Aldrich Biotechnology Investment LLC (Missouri)

(1)	Sigma-Aldrich Biotechnology LP (Missouri) [4]

(J)	Sigma-Genosys of Texas, Inc. (Texas)

(1)	Sigma-Genosys Holdings LLC (Missouri)

(a)	Sigma-Genosys LP (Texas)[5]

(K)	Sigma-Aldrich Business Holdings, Inc. (Delaware)

(1)	Sigma-Aldrich Research Biochemicals, Inc. (Massachusetts)

(L)	Sigma-Aldrich Lancaster, Inc. (Missouri)

(1)	Techcare Systems, Inc. (California)

(M)	KL Acquisition Corp (Missouri)

(1)	Chemical Trade, Limited (Russia)

(2)	MedChem, Limited (Russia)

(a)	SAF-LAB (Russia)

(3)	Sigma-Aldrich Rus (Russia)

(N)	Sigma-Aldrich China, Inc. (Missouri)

(O)	Sigma-Aldrich Logistik GmbH (Germany)

(P)	Sigma-Aldrich Manufacturing, LLC (Missouri)

2)	Sigma-Aldrich, Inc. (Wisconsin)

(A)	ChemNavigator.com, LLC

(B)	Sigma-Aldrich Quimica Brasil Ltda. (Brazil)[6]

Exhibit 21 (continued)

3)	Sigma-Aldrich Finance Co. (Missouri)

4)	Sigma-Aldrich (Switzerland) Holding AG (Switzerland)

(A)	Sigma-Aldrich Chemie GmbH (Switzerland)

(1)	Sigma-Aldrich Production GmbH (Switzerland)

(B)	Sigma-Aldrich N.V./S.A. (Belgium)

(1)	Sigma-Aldrich Chemie B.V. (Netherlands)

(C)	Sigma-Aldrich Italia S.r.l. (Italy)

(1)	Sigma-Aldrich S.r.l. (Italy)

(2)	Sigma-Aldrich Handels GmbH (Austria)

(D)	Sigma-Aldrich (Shanghai) Trading Co. Ltd. (China)

(E)	Sigma-Aldrich Denmark A/S (Denmark)

(F)	Sigma-Aldrich Finland Oy (Finland)

(G)	Sigma-Aldrich Norway AS (Norway)

(H)	Sigma-Aldrich Sweden AB (Sweden)

(I)	Sigma-Aldrich Hong Kong Holding Limited (Hong Kong)

(1)	Sigma-Aldrich (Wuxi) Life Science & Technology Co., Ltd. (China)

(J)	Sigma-Aldrich Quimica Ltda. (Chile)

5)	Sigma-Aldrich Company, Ltd. (UK)

(A)	SAFC Biosciences Limited (UK)

(B)	Epichem Group Ltd. (UK)

(1)	SAFC Hitech Ltd. (UK)

(2)	SAFC Hitech Taiwan Co., Ltd. (Taiwan)

(3)	SAFC Hitech (Shanghai) Chemical Co. Ltd. (China)

6)	Sigma-Aldrich Foreign Holding Co. (Missouri)

(A)	Sigma-Aldrich spol. s.r.o. (Czech Republic)

(B)	Sigma-Aldrich (O M) Ltd. (Greece)

(C)	Sigma-Aldrich Kft (Hungary)

(D)	Sigma-Aldrich Financial Services Limited (Ireland)

(E)	Sigma-Aldrich Sp. z.o.o. (Poland)

(F)	Sigma-Aldrich Quimica S.A. (Spain)

(G)	Sigma-Aldrich de Argentina S.A. (Argentina)[7]

(H)	Sigma-Aldrich Oceania Pty. Limited (Australia)

(1)	Sigma-Aldrich Pty., Limited (Australia)

(a)	SAFC Biosciences Pty. Ltd. (Australia)

(2)	Sigma-Aldrich Australia General Partnership (Australia)[8]

(a)	Sigma-Aldrich New Zealand Ltd. (New Zealand)

(I)	Sigma-Aldrich Canada Ltd. (Canada)

(J)	Sigma-Aldrich Chemicals Private Ltd. (India)

(K)	Sigma-Aldrich Japan KK (Japan)[9]

(L)	Sigma-Aldrich Holding Ltd. (Korea)

(1)	Sigma-Aldrich Korea Ltd. (Korea)

(M)	Sigma-Aldrich Quimica S.A. de C.V. (Mexico)

(N)	Sigma-Aldrich Pte. Ltd. (Singapore)

(1)	Sigma-Aldrich (M) Sdn. Bhd. (Malaysia)

(O)	Sigma-Aldrich Pty. Ltd. (South Africa)

(P)	Silverberry Limited (Ireland)

(1)	Shrawdine Limited (Ireland)

(a)	Sigma-Aldrich Ireland Ltd. (Ireland)

7)	Sigma-Aldrich Insurance Company Ltd. (Bermuda)

8)	SAFC, Inc. (Wisconsin)

9)	SAFC-JRH Holding Company, Inc. (Delaware)

(A)	SAFC Biosciences, Inc. (Delaware)

Exhibit 21 (continued)

10)	SAFC Carlsbad, Inc. (California)

11)	SAFC Hitech, Inc. (Delaware)

[1]	Ownership interest in Sigma-Aldrich Grunsteucks Verwaltungs GmbH & Co. KG (Germany) is Sigma-Aldrich Co.- 95% and Sigma-Aldrich Chemie Verwaltungs GmbH- 5%

[2]	Ownership interest in Sigma-Aldrich Holding France S.a.r.l. (France) is Sigma-Aldrich (Switzerland) Holding AG —57.46% and Sigma-Aldrich Co. – 42.54%

[3]	Ownership interest in Sigma-Aldrich Chimie SNC is Aldrich Chemical Foreign Holding LLC - 77% and Sigma Chemical Foreign Holding LLC- 23%

[4]	Ownership interest in Sigma-Aldrich Biotechnology LP is Sigma-Aldrich Biotechnology Investment LLC- 99% and Sigma-Aldrich Biotechnology Holding Co.- 1%

[5]	Ownership interest in Sigma-Genosys LP is Sigma-Genosys Holdings LLC- 99% and Sigma-Genosys of Texas, Inc.- 1%

[6]	Ownership interest in Sigma-Aldrich Brasil Ltda. (Brazil) is Sigma-Aldrich, Inc. – 93.3% and Sigma-Aldrich Foreign Holding Co. – 6.7%

[7]	Ownership interest in Sigma-Aldrich de Argentina SA is Sigma-Aldrich Foreign Holding Co. – 95% and Sigma-Aldrich, Inc. – 5%

[8]	Ownership interest in Sigma-Aldrich Australia General Partnership (Australia) is Sigma-Aldrich Oceania Pty. Ltd. – 99% and Sigma-Aldrich Pty. Ltd. – 1%

[9]	Ownership interest in Sigma-Aldrich Japan KK (Japan) is Sigma-Aldrich Foreign Holding Co. – 78.9% and Sigma-Genosys of Texas, Inc. 21.1%